For Further Information, Contact:

Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 600	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Contact: Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

JANUARY 29, 2009

QUALITY SYSTEMS, INC. REPORTS 2009 THIRD QUARTER RESULTS

IRVINE, Calif. ... January 29, 2009 ... Quality Systems, Inc. (NASDAQ:QSII) today announced the results of operations for its fiscal 2009 third quarter ended December 31, 2008. The Company posted record net revenues of $65.5 million in the third quarter, an increase of 36% from the $48.1 million generated during the same quarter of the prior year. The Company reported net income of $13.2 million, up 17% when compared with net income of $11.2 million reported in the comparable quarter last year. Fully diluted earnings per share reached $0.46 for the quarter, an increase of 15% versus $0.40 fully diluted earnings per share earnings for the same period a year ago.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $61.5 million, up 40% when compared with the same quarter in the prior year and record operating income of $22.8 million, up 28% over third quarter last year. The Company’s Healthcare Strategic Initiatives acquisition contributed approximately $4.9 million to NextGen revenue during the quarter. The Company’s Practice Management Partners acquisition, which closed on October 28, 2008, contributed approximately $2.6 million to NextGen revenue during the quarter.

“We are pleased with the Company’s performance for the quarter. The strategic growth initiatives we put in place during the first nine months of this year are continuing to pay off. Our entry into the revenue cycle management business is reaping results as we remain focused on growing the business organically while reinvesting in new product and service development efforts,” noted Steven T. Plochocki, president and chief executive officer.

Quality Systems’ management will host a conference call to review results of the 2009 third quarter on Friday, January 30, 2009, at 9:00 AM ET (6:00 AM PT). All participants should dial 800-762-9441 at least ten minutes prior to the start of the call. International callers should dial 480-248-5081.

To hear a live web simulcast or to listen to the archived web cast following completion of the call, please visit the Company’s web site at www.qsii.com, click on the "Investor Relations" tab, then select “Conference Calls," to access the link to the call. To listen to a telephone replay of the conference call, please 800-406-7325 and enter reservation identification number 3968610. The replay will be available from approximately 12:00 PM ET on Friday, January 30, 2009, through 11:59 PM ET on Friday, February 6, 2009. A transcript of the conference call will be made available on the QSII website at www.qsii.com.

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Quality Systems, Inc.

2009 Third Quarter Results

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Management believes that these forward-looking statements are reasonable and are based on reasonable assumptions and forecasts, however, undue reliance should not be placed on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volume and timing of systems sales and installations; length of sales cycles and installation process; the possibility that the products will not achieve market acceptance; seasonal patterns of sales and customer buying behavior; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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[Financial Tables Attached]

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended		Nine Months Ended

	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues:
Software, hardware and supplies	$22,336	$20,591	$65,002	$55,844
Implementation and training services	2,675	3,115	9,746	9,545
System sales	25,011	23,706	74,748	65,389

Maintenance	19,152	14,861	53,522	40,862
Electronic data interchange services	8,008	5,739	21,663	16,169
Revenue cycle management and related services	6,835	256	13,319	612
Other services	6,473	3,528	16,432	12,236
Maintenance, EDI, revenue cycle management and other services	40,468	24,384	104,936	69,879
Total revenue	65,479	48,090	179,684	135,268

Cost of revenue:
Software, hardware and supplies	3,030	2,984	9,912	7,949
Implementation and training services	2,143	2,638	7,783	7,469
Total cost of system sales	5,173	5,622	17,695	15,418

Maintenance	2,826	3,131	8,856	9,292
Electronic data interchange services	5,541	4,162	15,688	11,413
Revenue cycle management and related services	4,475	166	8,912	402
Other services	5,085	3,067	12,398	8,940

Total cost of maintenance, EDI, revenue cycle management and other services	17,927	10,526	45,854	30,047
Total cost of revenue	23,100	16,148	63,549	45,465
Gross profit	42,379	31,942	116,135	89,803

Operating expenses:
Selling, general and administrative	18,601	13,283	52,136	39,114
Research and development costs	3,624	2,874	10,085	8,362
Total operating expenses	22,225	16,157	62,221	47,476
Income from operations	20,154	15,785	53,914	42,327

Interest income	328	710	1,042	2,094
Other income	—	953	—	953

Income before provision for income taxes.	20,482	17,448	54,956	45,374
Provision for income taxes	7,332	6,234	20,193	16,548

Net income	$13,150	$11,214	$34,763	$28,826

Net income per share:
Basic	$0.46	$0.41	$1.25	$1.06
Diluted	$0.46	$0.40	$1.23	$1.04

Weighted average shares outstanding:
Basic	28,340	27,362	27,913	27,261
Diluted	28,473	27,696	28,275	27,739
Dividends declared per common share	$0.30	$0.25	$0.85	$0.75

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	December 31, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$55,428	$59,046
Restricted cash	1,383	—
Marketable securities	2,450	2,500
Accounts receivable, net	100,267	76,585
Inventories, net	1,253	1,024
Income tax receivable	513	—
Net current deferred tax assets	6,059	6,397
Other current assets	4,172	4,596
Total current assets	171,525	150,148

Marketable securities	8,199	20,124
Equipment and improvements, net	6,369	4,773
Capitalized software costs, net	9,550	8,852
Net deferred tax assets	—	—
Intangibles, net	8,760	—
Goodwill	28,717	1,840
Other assets	2,074	2,171
Total assets	$235,194	$187,908

Current liabilities:
Accounts payable	$4,472	$4,685
Deferred revenue	47,190	44,389
Accrued compensation and related benefits	9,341	8,346
Income taxes payable	—	1,541
Dividends payable	8,511	6,861
Other current liabilities	9,895	4,394
Total current liabilities	79,409	70,216

Deferred revenue, net of current	355	506
Net deferred tax liabilities	2,977	1,575
Deferred compensation	1,724	1,906
Total liabilities	84,465	74,203

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 50,000 shares; issued and outstanding 28,371 and 27,448 shares at December 31, 2008 and March 31, 2008, respectively	284	274

Additional paid-in capital	101,530	75,556
Retained earnings	48,932	38,071
Accumulated other comprehensive loss, net of tax	(17)	(196)
Total shareholders’ equity	150,729	113,705
Total liabilities and shareholders’ equity	$235,194	$187,908

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